
<ARTICLE> 5

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          NOV-30-1995
<PERIOD-END>                               NOV-30-1995
<CASH>                                       1,939,000
<SECURITIES>                                         0
<RECEIVABLES>                                9,301,000
<ALLOWANCES>                                   204,000
<INVENTORY>                                  6,170,000
<CURRENT-ASSETS>                            18,380,000
<PP&E>                                      65,219,000<F1>
<DEPRECIATION>                              17,717,000<F1>
<TOTAL-ASSETS>                              77,137,000
<CURRENT-LIABILITIES>                        4,691,000
<BONDS>                                     51,163,000<F2>
<COMMON>                                     1,551,000
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                  18,258,000
<TOTAL-LIABILITY-AND-EQUITY>                77,137,000
<SALES>                                              0
<TOTAL-REVENUES>                            26,104,000
<CGS>                                                0
<TOTAL-COSTS>                               13,885,000
<OTHER-EXPENSES>                            10,427,000
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           2,299,000
<INCOME-PRETAX>                              (507,000)
<INCOME-TAX>                                     7,000
<INCOME-CONTINUING>                          (514,000)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 (514,000)
<EPS-PRIMARY>                                    (.10)
<EPS-DILUTED>                                    (.10)

<F1>Property, plant and equipment consist of $17,928,000 for core operational fixed assets and $47,291,000 for the military housing projects' land and buildings.
Accumulated depreciation consists of $12,278,000 for core fixed assets and
$5,439,000 for the military housing projects' land and buildings.

<F2>Bonds, mortgages and similar debt consists of $11,910,000 of long-term debt and
$39,253,000 of non-recourse debt pertaining to Certificates of Participation financing the military housing projects.

